                                                                  EXHIBIT 10(ff)


                            FAMILY RESTAURANTS, INC.
                             DIVESTITURE BONUS PLAN
                               FOR KEY MANAGEMENT



OBJECTIVE:
----------

         The Family Restaurants, Inc. ("FRI") Divestiture Bonus Plan for Key Management ("DBP") has been created in connection with FRI's decision to pursue the sale of either or both of its El Torito Restaurants, Inc. subsidiary ("El Torito") and its Family Restaurant Division which is comprised of multiple subsidiaries doing business as Carrows and Coco's restaurants ("FRD"). The DBP is designed to retain and reward key executives who will assist with the sale(s).

ELIGIBILITY:
------------

         Participants shall be identified from time-to-time by the Board of Directors of FRI. The following individuals have been identified by the Board as participants in the DBP: Kevin Relyea, President and Chief Operating Officer; Roger Chamness, Executive Vice President, Finance and Administration; Robert Trebing, Jr., Senior Vice President and Chief Financial Officer; Ken Bell, Executive Vice President, Coco's/jojos/Carrows Operations; and Azam Malik, Executive Vice President, El Torito Operations.

         Individual bonus amounts shall be approved for each participant and shall be calculated as a percentage of the "Purchase Price" (as defined below) for FRD or El Torito. The above-named participants are eligible for the following percentages of the Purchase Price of FRD and El Torito (with 100 Basis Points equal to 1%):

                                                FAMILY RESTAURANT
            KEY MANAGEMENT                        DIVISION SALE                   EL TORITO SALE
         -----------------------------------------------------------------------------------------
         Kevin Relyea                            17.5 Basis Points               17.5 Basis Points

         Roger Chamness                           7.7 Basis Points                7.7 Basis Points

         Robert Trebing, Jr.                      4.3 Basis Points                4.3 Basis Points

         Ken Bell                                 5.5 Basis Points                  0 Basis Points

         Azam Malik                                 0 Basis Points                5.5 Basis Points

         Purchase Price is defined for purposes of any DBP payout calculation as the aggregate amount or value of all cash and non-cash consideration actually received by FRI and/or its subsidiaries or shareholders, plus the aggregate principal amount of any debt assumed or repaid (and for which FRI or any of its subsidiaries does not continue to act as a guarantor or obligor) in connection with a sale. In the event that the sale price is paid in whole or in part in the form





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                                  EXHIBIT "A"
                                  -----------
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of securities or other assets, the value of such securities or other assets shall be the fair market value thereof, as determined by the Board of Directors of FRI; provided, that if such consideration includes securities with an existing public trading market, the value thereof shall be determined by calculating the average sales price for such securities during the last ten
(10) trading days prior to such consummation. In the event that all or some portion of the consideration is related to the future earnings or operations of El Torito or of one or more of the entities comprising FRD, the portion of the compensation relating thereto shall be calculated and shall be paid when and as such future earnings are realized.

TERM:
-----

         This DBP shall apply to any written agreement of purchase and sale for either El Torito or FRD executed in calendar year 1996.

DBP PAYOUT:
-----------

         Except as provided above, each DBP participant shall receive their bonus in a lump sum payment made within thirty (30) days after the consummation of a sale of either El Torito or FRD. For purposes of the DBP, a sale shall be deemed to be consummated upon the earliest of any of the following events to occur:

         (a) The acquisition by a person or entity other than FRI or any of its subsidiaries or affiliates of a majority of the outstanding common stock of El Torito or stock representing a majority of the business, as measured by revenues, of the entities comprising FRD;

         (b) A merger or consolidation of (i) El Torito or (ii) the entities comprising FRD with another person or entity other than FRI or any of its subsidiaries or affiliates; or

         (c) The acquisition by another person or entity other than FRI or any of its subsidiaries or affiliates of assets of El Torito representing a majority of such assets, as measured by book value, or of the entities comprising FRD representing a majority of the assets of such entities, as measured by book value.

         Payroll and other associated taxes will be withheld from all DBP bonus payments.

TERMINATION:
------------

         A DBP participant whose employment terminates voluntarily or involuntarily for cause prior to the consummation of a sale of either El Torito or FRD, as applicable to the participant, shall not be eligible to receive his or her DBP bonus. A DBP participant whose employment terminates involuntarily without cause prior to the consummation of a sale of either El Torito or FRD, as applicable to the participant, shall be entitled to receive his or her DBP bonus if the sale of El Torito or FRD, as applicable to the participant, is consummated within twelve (12) months after the participant's termination date.





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ADMINISTRATION:
---------------

         The DBP shall be administered by the Board of Directors of FRI, which shall have the discretion and authority to make, amend, interpret and enforce all appropriate rules and regulations for the administration of the DBP and decide or resolve any and all questions, including interpretations of the DBP, as may arise. The decision or action of the Board of Directors of FRI with respect to any question or matter arising out of or in connection with the administration, interpretation and application of the DBP shall be final and conclusive and binding upon all persons having any interest in the DBP.

         FRI shall indemnify and hold harmless the members of the Board of Directors of FRI against any and all claims, losses, damages, expenses and liabilities arising from any action or failure to act with respect to the DBP, except in the case of wilful misconduct.

MISCELLANEOUS:
--------------

         Unsecured General Creditor. DBP participants and their heirs, successors and assigns shall have no legal or equitable rights, interest or claims in any property or assets of FRI or any of its subsidiaries or affiliates. FRI's obligation under the DBP shall be merely that of an unfunded and unsecured promise to pay money in accordance with the DBP. Amounts payable to a DBP participant shall be paid from the general assets of FRI exclusively.

         FRI's Liability. The DBP shall supplement and shall not supersede, modify or amend any other plan or program, except as may otherwise be expressly provided. Despite the foregoing, and except for the benefits specifically provided for in the DBP, the DBP shall not be construed as entitling a DBP participant to receive any other benefit offered by FRI or any of its subsidiaries or affiliates. Neither FRI nor any of its subsidiaries or affiliates shall have any obligation to a DBP participant under the DBP, except as expressly provided herein.

         Nonassignability. A DBP participant shall not have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable, except that the foregoing shall not apply to any family support obligations set forth in a court order. No part of the amount payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a DBP participant or any other person, nor be transferable by operation of law in the event of a DBP participant's or any other person's bankruptcy or insolvency.

         Not a Contract of Employment. The terms and conditions of the DBP shall not be deemed to constitute a contract of employment. Each DBP participant's employment is hereby acknowledged to be "at will" that can be terminated at any time for any reason, with or without cause. Nothing in the DBP shall be deemed to give a participant the right to be employed in the service of FRI or any of its subsidiaries or affiliates, or to interfere with the right of any of them to discipline or discharge the DBP participant at any time.





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         Captions.  The captions hereof are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

         Governing Law. The provisions of the DBP shall be construed and interpreted according to the laws of the State of California.

         Entire Benefit. The DBP constitutes the entire agreement and understanding with regards to the subject matter hereof and supersedes all prior oral or written agreements, arrangements and understandings with respect thereto. No representation, promise, inducement, statement or intention has been made by FRI or any of its subsidiaries or affiliates that is not embodied herein, and no person shall be bound by or be liable for any alleged representation, promise, inducement or statement not set forth in this document.

         IN WITNESS WHEREOF, FRI has signed this DBP document as of January 9, 1996.

                                           FAMILY RESTAURANTS, INC.,
                                           a Delaware corporation



                                          By:     [SIG]
                                                -------------------------------
                                          Name:
                                                -------------------------------
                                          Its:
                                                -------------------------------





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